As filed with the Securities and Exchange Commission on December 29, 2000
                                                  Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                            REGISTRATION STATEMENT ON
                                    FORM S-8
                        UNDER THE SECURITIES ACT OF 1933


                                   PACEL CORP.
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             (Exact name of registrant as specified in its charter)


           Virginia                                           54-1712558
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(State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                           Identification No.)

           8870 Rixlew Lane, Suite 201, Manassas, Virginia 20109-3795
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               (Address of principal executive offices) (Zip Code)

                  CONSULTING AGREEMENT WITH WILLIAM R. WHEELER
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                            (Full title of the plan)

                            Martin L. Meyrowitz, P.C.
                            Michael R. Gartman, Esq.
                         Silver, Freedman & Taff, L.L.P.
      (a limited liability partnership including professional corporations)
                             7th Floor - East Tower
                            1100 New York Avenue, NW
                              Washington, DC 20005
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                     (Name and address of agent for service)

                                 (202) 414-6100
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          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                          Proposed maximum Proposed maximum
                          Amount to be     offering price     aggregate         Amount of
  Title of securities      registered       per share(1)   offering price(1)  registration fee
     to be registered
  Common Stock, no par   2,000,000 shares     .0312           $64,000           $15.60
     value per share
======================== ================ ================ ================== =================

(1) Estimated solely for the purpose of calculating the registration fee. The shares being registered hereby are being registered based upon .0312, the average high and low prices of PACEL Corp.'s common stock on December 26, 2000.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.    Plan Information.

         PACEL Corp. (the "Company") will provide the document containing the information specified in Part I of the Form S-8 to the party to the Consulting Agreement (the "Plan") with the Company as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "Securities Act")

         Such document is not being filed with the SEC, but constitutes (along with the documents incorporated by reference into the registration statement pursuant to Item 3 of Part II of this registration statement), a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

         The following documents previously or concurrently filed by the Company with the SEC are hereby incorporated by reference in this registration statement and the prospectus to which this registration statement relates:

1. The Company's Form 10-KSB for the fiscal year ended December 31, 1999 (File No. 001- 15647), filed with the SEC on May 11, 2000.

2. The Company's Form 10-QSB for the period ended March 31, 2000, filed with the SEC on May 15, 2000.

3. The Company's Form 10-QSB for the period ended June 30, 2000, filed with the SEC on August 11, 2000.

4. The Company's Form 10-QSB for the period ended September 30, 2000, filed with the SEC on November 14, 2000.

5. The description of the Company's common stock contained in the Company's registration statement filed with the SEC on Form 8-A (File No. 000-29459), and any amendments or reports filed for the purpose of updating the description.

         All documents subsequently filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this registration statement and the prospectus to be a part hereof and thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this registration statement and the prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement and the prospectus.

         The Company shall furnish without charge to each person to whom a prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to: David
E. Calkins, President, PACEL Corp., 8870 Rixlew Lane, Suite 201, Manassas, Virginia 20109-3795, telephone number (703) 257-4759.

         All information appearing in this registration statement is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or by reference.

Item 4.    Description of Securities.

         Not applicable.

Item 5.    Interests of Named Experts and Counsel.

         Not applicable.

Item 6.    Indemnification of Directors and Officers.

         Article 10 of the Virginia Stock Corporation Act provides, in general, that Virginia corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding. The Virginia Stock Corporation Act also provides that Virginia corporations may purchase insurance on behalf of any such director, officer, employee or agent.

           The Company's Articles of Incorporation, as amended provide, in general, for mandatory indemnification of its directors and officers (including former directors and officers and persons serving at the request of the Company as directors and officers of another corporation, partnership, joint venture, trust or other enterprise against liability incurred by them in proceedings by third parties, or by or on behalf of the Company, by reason of the fact that such person is, or was, a director or officer of the Company, or is, or was, serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. Such indemnity shall only be provided after the Company determines that the director or officer was not guilty of gross negligence or willful misconduct.

           In addition, the Company's Articles of Incorporation, as amended, provide that the Company may purchase insurance to cover any losses sustained as a result of providing indemnification to the aforementioned persons.

Item 7.    Exemption from Registration Claimed.

           Not applicable.

Item 8.    Exhibits.

           See the Exhibit Index to this Registration Statement.

Item 9.    Undertakings.

(a)      The undersigned Registrant hereby undertakes:

         (1)      To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   registration
                  statement:

                                    (i) To include any  prospectus  required  by
                  section 10(a)(3) of the Securities Act of 1933;

                                    (ii) To reflect in the  prospectus any facts
                  or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                                    (iii) To include  any  material  information
                  with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to

                  Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Manassas, Commonwealth of Virginia, on December 29, 2000.
                                        PACEL CORP.


                                   By:  /s/ David E. Calkins
                                        David E. Calkins
                                        Chairman of the Board, President and CEO
                                       (Duly Authorized Representative)

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David E. Calkins and F. Kay Calkins, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-facts and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all said attorney-in-facts and agents or their substitutes or substitute may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


/s/ David E. Calkins                           /s/ F. Kay Calkins
-------------------------------------------    ---------------------------------
David E. Calkins                               F. Kay Calkins,
Chairman of the Board, President and CEO       Director, Secretary and Treasurer
(Principal Executive and Financial Officer)

Date: December 29, 2000                        Date: December  29, 2000

/s/ Keith P. Hicks                             /s/ Corey M. LaCross
-------------------------------------------    ---------------------------------
Keith P. Hicks, Director                       Corey M. LaCross, Director

Date: December 29, 2000                         Date: December  29, 2000

/s/ Lyndon Thompson
-------------------------------------------
Lyndon Thompson, Accounting Manager
(Principal Accounting Officer)

Date: December 29, 2000

                                 EXHIBITS INDEX


          Exhibit
           Number                      Description of Exhibits
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            4.1              Registrant's  Articles of  Incorporation,  filed as
                             Exhibit  3.1  to  the   Registrant's   Registration
                             Statement   filed   with  the  SEC  on  Form   SB-2
                             (Registration   Number   333-91611),    is   hereby
                             incorporated by reference.

            4.2 Registrant's Bylaws, filed as Exhibit 3.3 to the Registrant's Registration Statement filed with the SEC on Form SB-2 (Registration Number 333-91611), are hereby incorporated by reference.

            4.3              Registrant's  Specimen Stock Certificate,  filed as
                             Exhibit 4 to the Registrant's Registration Statement filed with the SEC on Form SB-2 (Registration Number 333-91611), is hereby incorporated by reference.

             5               Opinion of Silver, Freedman & Taff, L.L.P.

            23.1             Consent of Peter C. Cosmas, Co., CPA

            23.2             Consent of Silver, Freedman & Taff, L.L.P.
                             (included in Exhibit 5).

             24              Power of Attorney (included in signature pages).

             99              Consulting Agreement